BLDRS INDEX FUNDS TRUST

PARTICIPANT AGREEMENT

This Participant Agreement (this “Agreement”) is entered into between Invesco Distributors, Inc. (the “Distributor”) and                     (the “Participant”) and is subject to acceptance by The Bank of New York Mellon (the “Trustee”). The Trustee serves as the trustee of each fund (each, a “Fund”) of the BLDRS Index Funds Trust (the “Trust,” “BLDRS” or “BLDRS Trust”) pursuant to certain Standard Terms and Conditions of Trust dated as of November 8, 2002, as amended, and the Trust Indenture and Agreement dated November 8, 2002, as amended (collectively, the “Trust Agreement”), and is an Index Receipt Agent as that term is defined in the rules of the National Securities Clearing Corporation (“NSCC”). The Distributor has been retained to provide certain services with respect to acting as principal underwriter of the Trust in connection with the creation and distribution of units of each BLDRS Index Fund (“Trust Shares”). As specified in the BLDRS Prospectus (the “Prospectus”) and the Trust Agreement, Trust Shares may be created or redeemed only in aggregations of 50,000 Trust Shares, referred to therein and herein as a “Creation Unit.” The Trust Agreement provides that Creation Units be issued in exchange for a Portfolio Deposit delivered by the Participant to the Trustee. Capitalized terms not otherwise defined herein are used herein as defined in the Prospectus or the Trust Agreement.

This Agreement is intended to set forth certain premises and the procedures by which the Participant may create and/or redeem Creation Units (i) through the Continuous Net Settlement (“CNS”) clearing processes of NSCC as such processes have been enhanced to effect creations and redemptions of Creation Units, such processes being referred to herein as the “CNS Clearing Process,” or (ii) outside the CNS Clearing Process (i.e., through the facilities of the Depository Trust Company (“DTC”)). The parties hereto in consideration of the premises and of the agreements contained herein, agree as follows:

1. STATUS OF PARTICIPANT. The Participant hereby represents, covenants and warrants that (i) with respect to orders for the creation or redemption of Creation Units by means of the CNS Clearing Process, it is a member of NSCC and a participant in the CNS System of NSCC (as defined in the Prospectus, a “Participating Party”); and (ii) with respect to orders for

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the creation or redemption of Creation Units outside the CNS Clearing Process, it is a DTC Participant (as defined in the Prospectus, a “DTC Participant”). The Participant may place orders for the creation or redemption of Creation Units either through the CNS Clearing Process or outside the CNS Clearing Process, subject to the procedures for creation and redemption referred to in paragraph 2 of this Agreement (“Execution of Orders”) and the procedures described in the Annexes attached hereto. Any change in the foregoing status of the Participant shall cause the Participant to become ineligible to create or redeem Trust Shares, and shall cause this Agreement to terminate. The Participant shall give immediate notice to the Distributor and the Trustee of such change.

The Participant further represents that it is a broker-dealer registered with the Securities and Exchange Commission and a member of the Financial Industry Regulatory Authority (“FINRA”) or is exempt from or otherwise not required to be licensed as a broker-dealer or a member of FINRA. The Participant is qualified as a broker or dealer under all applicable state laws where it is required to do so in order that Trust Shares may be sold in such states where the Participant intends to sell Trust Shares. The Participant agrees to conform to the rules of FINRA (if it is a member of FINRA) and the securities laws of any jurisdiction in which it sells, directly or indirectly, Trust Shares.

If the Participant is offering or selling Trust Shares in jurisdictions outside the several states, territories and possessions of the United States (“US”) and is not otherwise required to be registered, qualified, or a member FINRA as set forth above, the Participant nevertheless agrees (i) to observe the applicable laws of the jurisdiction in which such offer and/or sale is made, (ii) to comply with the full disclosure requirements of the Securities Act of 1933, as amended (the “1933 Act”) and the regulations promulgated thereunder and (iii) to conduct its business in accordance with the spirit of the FINRA Conduct Rules.

The Authorized Participant represents, covenants and warrants that it has established and presently maintains an anti-money laundering program (the “Program”) reasonably designed to prevent the Authorized Participant from being used as a conduit for money laundering or other illicit purposes or the financing of terrorist activities, and is in compliance with the Program and all anti-money laundering laws, regulations and rules now or hereafter in effect that are applicable to it, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT ACT”).

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The Participant has the capability to send and receive communications via authenticated telecommunication facility to and from the Distributor, the Trustee, and the Authorized Participant’s custodian. The Participant shall confirm such capability to the satisfaction of the Distributor and the Trustee prior to placing its first Order with the Trustee in its capacity as transfer agent (whether it is a Purchase Order or a Redemption Order).

2. EXECUTION OF ORDERS. All orders for the creation or redemption of Creation Units shall be handled in accordance with the terms of the Prospectus, the Trust Agreement and the procedures described in the Annexes to this Agreement. Each party hereto agrees to comply with the provisions of such documents to the extent applicable to it. In the event the procedures include the use of recorded telephone lines, the Participant hereby consents to such use. The Trustee reserves the right to issue additional or other procedures relating to the manner of creating or redeeming Creation Units, and the Participant and the Distributor agree to comply with such procedures as may be issued from time to time.

The Participant acknowledges and agrees on behalf of itself and any party for which it is acting (whether as a customer or otherwise) that delivery of a Purchase Order or Redemption Order shall be irrevocable, provided that the Trustee and the Distributor on behalf of the Trust reserve the right to reject any Purchase Order until the trade is confirmed as described in the Annexes hereto and any Redemption Order that is not in “proper form” as described in the Prospectus.

3. NSCC. Solely with respect to orders for the creation or redemption of Creation Units through the CNS Clearing Process, the Participant as a Participating Party hereby authorizes the Trustee to transmit to NSCC on behalf of the Participant such instructions, including share and cash amounts as are necessary with respect to the creation and redemption of Creation Units consistent with the instructions issued by the Participant to the BLDRS telephone representative identified in the Annexes hereto (the “BLDRS Telephone Representative”), or through the electronic order entry system made available by the Trustee, subject to the terms and conditions related thereto. The Participant agrees to be bound by the terms of such instructions issued by the Trustee and reported to NSCC as though such instructions were issued by the Participant directly to NSCC.

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4. INFORMATION ABOUT CREATION DEPOSITS. The Participant understands that the number and names of the designated portfolio of Deposit Securities to be included in the current Creation Deposit for the Trust will be made available by NSCC on each day that the Listing Exchange, as hereinafter defined, is open for trading and will also be made available on each such day through the facilities of the NSCC.

5. PROSPECTUS, MARKETING MATERIALS AND REPRESENTATIONS. The Distributor will provide, or cause to be provided, to the Participant copies of the then current Prospectus and any printed supplemental information in reasonable quantities upon request. The Participant shall, upon request of the Trustee, provide the Trustee with sufficient documentation and other evidence that the Participant is providing Prospectuses and, where applicable, product descriptions, to the purchasers of any Trust Shares. The Distributor represents, warrants and agrees that it will notify, or cause to be notified, the Participant when a revised, supplemented or amended Prospectus for any Trust Shares is available and deliver or otherwise make available to the Participant copies of such revised, supplemented or amended Prospectus at such time and in such numbers as to enable the Participant to comply with any obligation it may have to deliver such Prospectus to customers. As a general matter, the Distributor will make such revised, supplemented or amended Prospectus available to the Participant in a reasonable time period. The Distributor shall be deemed to have complied with this Section when the Participant has received such revised, supplemented or amended Prospectus by email at [Email Address] or such other email address as Participant may advise Distributor of from time to time, in printable form, with such number of hard copies as may be agreed from time to time by the parties promptly thereafter.

The Participant understands that the Trust will not be advertised or marketed as an open-end investment company, (i.e., as a mutual fund), which offers redeemable securities, and that any advertising materials will prominently disclose the fact that the Trust Shares are not redeemable shares of the Trust. In addition, the Participant understands that any advertising material that addresses redemptions of Trust Shares, including the Prospectus, will disclose that the owners of Trust Shares may acquire Trust Shares and tender Trust Shares for redemption to the Trust in whole Creation Units only.

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6. TITLE TO SECURITIES; RESTRICTED SHARES. The Participant represents on behalf of itself and any party for which it acts that upon delivery of a portfolio of BLDRS Securities to the Trustee in accordance with the terms of the Trust Agreement, the Trust will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims, including, without limitation, any restriction upon the sale or transfer of such securities imposed by (i) any agreement or arrangement entered into by the Participant or any party for which it is acting in connection with a Purchase Order or (ii) any provision of the 1933 Act, and any regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act, if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction and (iii) no such securities are “restricted securities” as such term is used in Rule 144(a)(3)(i) promulgated under the 1933 Act.

7. FEES. In connection with the creation or redemption of Creation Units, the Trustee shall charge, and the Participant agrees to pay to the Trustee, the Transaction Fee prescribed in the Trust Shares Prospectus applicable to creations or redemptions through the CNS Clearing Process, or the Transaction Fee and such additional amounts as may be prescribed pursuant to the Prospectus applicable to (i) creations or redemptions outside the CNS Clearing Process and (ii) creations within the CNS Clearing Process where the cash equivalent value of one or more Index Securities (the “Index Securities”) is being deposited in lieu of the inclusion of such Index Security in the securities portion of the Portfolio Deposit because the Participant is restricted by regulation or otherwise from investing or engaging in a transaction in such security. The Transaction Fee may be waived or otherwise adjusted from time to time subject to the provisions relating thereto and any limitations as prescribed in the Prospectus and the Trust Agreement.

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8. ROLE OF PARTICIPANT. The Participant acknowledges and agrees that for all purposes of this Agreement, the Participant will be deemed to be an independent contractor, and shall have no authority in any transaction to act as agent of the Distributor, the Trustee or the Trust, in any manner or in any respect. The Participant agrees to make itself and its employees available, upon request, during normal business hours to consult with the Trust, the Distributor, the Trustee, or the Participant’s custodian or their designees concerning the performance of the Participant’s responsibilities under this Agreement.

a. In executing this Agreement, the Participant agrees in connection with any purchase or redemption transactions in which it acts for a customer or for any other Participant or indirect participant, or any other shareholder in an underlying shares account (“Beneficial Owner”), that it shall extend to any such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus.

b. The Participant agrees to maintain records of all sales of Trust Shares made by or through it and to furnish copies of such records to the Trust or the Distributor upon the request of the Trust or the Distributor. The Participant agrees (i) subject to any privacy obligations or other obligations arising under the federal or state securities laws it may have to its customers, to assist the Distributor in ascertaining certain information regarding sales of Trust Shares made by or through the Participant upon the request of the Trust or the Distributor necessary for the Trust to comply with their obligations to distribute information to its shareholders as may be required from time to time under applicable state or federal securities laws or (ii) in lieu thereof, and at the option of the Participant, the Participant may undertake to deliver Prospectuses, as may be amended or supplemented from time to time, proxy material, annual and other reports of the Trust or other similar information that the Trust is obligated to deliver to its shareholders to the Participant’s customers that custody Trust Shares with the Participant, after receipt from the Trust or the Distributor of sufficient quantities to allow mailing thereof to such customers. None of the Distributor, the Trust or any of their respective affiliates shall use the names and addresses and other information concerning Participant’s customers for any purpose except in connection with the performance of their duties and responsibilities hereunder and except for servicing and informational mailings described in this Section, or as may otherwise be required by applicable law.

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9. AUTHORIZED PERSONS OF THE PARTICIPANT. Concurrently with the execution of this Agreement and from time to time thereafter, the Participant shall deliver to the Distributor and the Trustee, duly certified as appropriate by its secretary or other duly authorized official, a certificate setting forth the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or any other notice, request or instruction on behalf of the Participant (each, an “Authorized Person”). Such certificate may be accepted and relied upon by the Distributor and the Trustee as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Distributor and the Trustee of a superseding certificate bearing a subsequent date. The Trustee shall issue to each Authorized Person a unique personal identification number (“PIN Number”) by which such Authorized Person and the Participant shall be identified and instructions issued by the Participant hereunder shall be authenticated. Upon the termination or revocation of authority of such Authorized Person by the Participant, the Participant shall give immediate written notice of such fact to the Distributor and the Trustee and such notice shall be effective upon receipt by both the Distributor and the Trustee.

10. REDEMPTION. The Participant understands and agrees that Redemption Orders may be submitted only on days that the US stock exchange where the Trust Shares are principally listed (as specified in the Prospectus) (the “Listing Exchange”) is open for trading or business. The Participant represents and warrants that it will not obtain a Submission Number (as defined in the Annexes attached hereto) from the Trustee for the purpose of redeeming a Creation Unit unless it first ascertains that (i) it or its customer, as the case may be, owns outright the requisite number of Trust Shares to be redeemed and (ii) such Trust Shares have not been loaned or pledged to another party nor are they the subject of a repurchase agreement, securities lending agreement or such other arrangement which would preclude the delivery of such shares to the Trustee on a “regular way” basis.

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11. BENEFICIAL OWNERSHIP. The Participant represents and warrants to the Distributor and the Trustee that either (i) it does not, and will not in the future, hold for the account of any single Beneficial Owner of Trust Shares, 80 percent (80%) or more of outstanding Trust Shares or (ii) if it does hold for the account of any single Beneficial Owner of Trust Shares, 80 percent (80%) or more of outstanding Trust Shares, that such a circumstance would not cause the Trust to have a basis in the Index Securities deposited with the Trust different from the market value of such Index Securities on the date of such deposit, pursuant to Section 351 of the Internal Revenue Code of 1986, as amended. The Trustee shall have the right to require information from the Participant regarding Trust Share ownership and to rely thereon to the extent necessary to make a determination regarding ownership of 80 percent (80%) or more of outstanding Trust Shares by a Beneficial Owner as a condition to the acceptance of a Portfolio Deposit.

12. INDEMNIFICATION. The Participant hereby agrees to indemnify and hold harmless the Distributor, the Trustee, the Trust, Invesco PowerShares Capital Management, LLC, the Trust sponsor (the “Sponsor”), their respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an “Indemnified Party”) from and against any loss, liability, cost and expense incurred by such Participant Indemnified Party as a result of (i) any breach by the Participant of any provision of this Agreement that relates to such Participant; (ii) any failure on the part of the Participant to perform any of its obligations set forth in the Agreement; (iii) any failure by the Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations in relation to its role as Participant, except that the Participant shall not be required to indemnify an Indemnified Party to the extent that such failure was caused by Participant’s adherence to instructions given or representations made by the Distributor or the Trustee, as applicable; (iv) any breach by the Participant of any representation or warranty provided in the Agreement or provided pursuant to the Annexes attached hereto; or (v) action of such Indemnified Party in accordance with any instructions issued by the Participant and reasonably believed by the Distributor or the Trustee, as applicable, to be genuine and to have been given by the Participant, except to the extent that the Participant had previously revoked a PIN Number used in giving such instructions or representations (where applicable) and such revocation was given by the Participant and received by the Distributor and the Trustee in accordance with the terms of this Agreement. The Participant and the Distributor understand and agree that the Trust as a third party beneficiary to this Agreement is entitled and intends to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Trust.

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The foregoing shall not apply to any loss, damage, charge, liability, cost, expense, cause of action, obligation, judgment or fee incurred by such Indemnified Party arising out of Indemnified Party’s gross negligence or reckless or willful acts or omissions or the Indemnified Party’s failure to perform any of its obligation or responsibilities under this Agreement. With respect to (i) through (iii) above, Indemnified Party’s failure to promptly acknowledge Participant’s breach of, failure to perform or failure to comply with the terms of this Agreement shall not negate the foregoing indemnification. This paragraph shall survive the termination of this Agreement. The term “affiliate” in this Section shall include, with respect to any person, entity or organization, any other person, entity or organization which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, entity or organization.

13. LIMITATION OF LIABILITY. The Distributor and the Trustee undertake to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants or obligations shall be read into this Agreement against the Distributor or the Trustee.

Limitation on Distributor and Trustee Liability. In the absence of bad faith, gross negligence or willful misconduct on its part, neither the Distributor, nor the Trustee, whether acting directly or through agents or attorneys as provided below, shall be liable for any action taken, suffered or omitted or for any error of judgment made by any of them in the performance of their duties hereunder. Neither the Distributor nor the Trustee shall be liable for any error of judgment made in good faith unless the party exercising such shall have been negligent in ascertaining the pertinent facts necessary to make such judgment.

In no event shall the Distributor or the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall the Distributor or the Trustee be liable for the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation.

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Force Majeure. Neither the Distributor nor the Trustee shall be responsible or liable for any failure or delay in the performance of their obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation: acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions.

Reasonable Reliance on Instructions. The Distributor and the Trustee may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized hereby and upon any written or oral instruction, notice, request, direction or consent reasonably believed by them to be genuine.

Trustee Expenses. The Trustee shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder, except as may be required as a result of its own gross negligence, willful misconduct or bad faith in connection with any duty owed to the Trust.

Tax Liability. To the extent any payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or any other similar tax or government charge applicable to the creation or redemption of any Creation Unit of Trust Shares of the Trust made pursuant to this Agreement is imposed, the Participant shall be responsible for the payment of such tax or government charge regardless of whether or not such tax or charge is imposed directly on the Participant. To the extent the Trust or the Distributor is required by law to pay any such tax or charge, the Participant agrees to promptly reimburse, indemnify and hold harmless such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.

14. TRUSTEE CAPACITY. The parties acknowledge that the Trustee is acting in its capacity hereunder as trustee in accordance with and pursuant to the Trust Agreement and not in its general corporate capacity.

15. ACKNOWLEDGMENT. The Participant acknowledges receipt of the Prospectus and represents it has reviewed such document and understands the terms thereof.

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16. NOTICES. Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid registered or certified United States first class mail, return receipt requested, or by telex, telegram or facsimile or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to the Trustee shall be given or sent as follows: The Bank of New York Mellon, 2 Hanson Place, Brooklyn, New York 11217, Attn: BLDRS Index Funds Trust. All notices to the Participant and the Distributor shall be directed to the address or telephone, facsimile or telex numbers indicated below the signature line of such party.

17. TERMINATION AND AMENDMENT. This Agreement shall become effective in this form as of the date accepted by the Trustee and may be terminated at any time by any party upon thirty (30) day prior notice to the other parties (i) unless earlier terminated by the Trustee in the event of a breach of this Agreement or the procedures described herein by the Participant or (ii) in the event that the Trust is terminated pursuant to the Trust Agreement. This Agreement supersedes any prior agreement between the parties. This Agreement may be amended by the Trustee without consent of any Beneficial Owner from time to time by the following procedure. The Trustee will mail a copy of the amendment to the Distributor and the Participant. For the purposes of this Agreement, mail will be deemed received by the recipient thereof on the third (3rd) day following the deposit of such mail into the U.S. postal system. If neither the Distributor nor the Participant objects in writing to the amendment within ten (10) days after its receipt, the amendment will become part of this Agreement in accordance with its terms. Distributor, in coordination with Trustee, may upon written notice to the Participant amend the Annexes attached hereto.

18. REPRESENTATIONS REGARDING TRUST SHARES. The Participant shall not make, or permit any representative to make, in connection with any sale or solicitation of a sale of Trust Shares, any representations concerning Trust Shares except those contained in the then current Prospectus and in printed information approved by the Distributor and the Trust as information supplemental to such Prospectus. Copies of the then current Prospectus and any such printed supplemental information will be supplied by the Distributor to the Participant in reasonable quantities upon request.

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19. COUNTERPARTS. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all shall constitute but one and the same instrument.

20. SPONSOR AS THIRD PARTY BENEFICIARY. The Sponsor shall be a third-party beneficiary of this Agreement and is entitled to enforce directly against the Participant the obligations owed to the Sponsor by the Participant (including, without limitation, bringing proceedings against the Participant in the Sponsor’s name).

21. GOVERNING LAW, CONSENT TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies. Each party hereto irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party hereto hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

22. SUCCESSORS AND ASSIGNS. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

23. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties, except that any entity into which a party hereto may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion, or

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consolidation to which such party hereunder shall be a party, or any entity succeeding to all or substantially all of the business of the party, shall be the successor of the party under this Agreement. The party resulting from any such merger, conversion, consolidation or succession shall notify the other parties hereto of the change. Any purported assignment in violation of the provisions hereof shall be null and void.

24. INTERPRETATION. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

25. ENTIRE AGREEMENT. This Agreement, along with any other agreement or instrument delivered pursuant to this Agreement, supersede all prior agreements and understandings between the parties with respect to the subject matter hereof.

26. SEVERANCE. If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement will be construed as if such invalid, illegal, or unenforceable provision had never been contained herein, unless the Trustee determines in its discretion, after consulting with the Distributor, that the provision of this Agreement that was held invalid, illegal or unenforceable does affect the validity, legality or enforceability of one or more other provisions of this Agreement, and that this Agreement should not be continued without the provision that was held invalid, illegal or unenforceable, and in that case, upon the Trustee’s notification of the Distributor of such a determination, this Agreement shall immediately terminate and the Distributor will so notify the Participant immediately.

Signatures on Following Page

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BLDRS TRUST PARTICIPATION AGREEMENT

INVESCO DISTRIBUTORS, INC.

BY:
NAME:
TITLE:
ADDRESS:

TELEPHONE:

[PARTICIPANT]

BY:
NAME:
TITLE:
ADDRESS:

TELEPHONE:

ACCEPTED BY:

THE BANK OF NEW YORK MELLON, AS TRUSTEE

BY:
NAME:
TITLE

ADDRESS:

TELEPHONE:

DATED:

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ANNEX I

BLDRS PARTICIPATION AGREEMENT

BLDRS Asia 50 ADR Index Fund

BLDRS Developed Markets 100 ADR Index Fund

BLDRS Emerging Markets 50 ADR Index Fund

BLDRS Europe 100 ADR Index Fund

ANNEX II

PROCEDURES FOR PROCESSING

PURCHASE ORDERS AND REDEMPTION ORDERS

These Annexes to the Participant Agreement supplement the Prospectus with respect to the procedures to be used in processing (1) a Purchase Order for the purchase of Trust Shares in Creation Units of each Fund and (2) a Redemption Order for the redemption of Trust Shares in Creation Units of the Trust. Capitalized terms, unless otherwise defined in this Annex, have the meanings attributed to them in the Authorized Participant Agreement or the Prospectus.

A Participant is required to have signed the Participant Agreement. Upon acceptance of the Agreement and execution thereof by the Distributor and in connection with the initial Purchase Order submitted by the Participant, the Transfer Agent will assign a PIN Number to each Authorized Person authorized to act for a Participant. This will allow a Participant through its Authorized Person(s) to place a Purchase Order or Redemption Order with respect to the purchase or redemption of Creation Units of Trust Shares.

ANNEX II — PART A

TO

PARTICIPANT AGREEMENT

FOR THE BLDRS TRUST

TO PLACE A PURCHASE ORDER FOR CREATION UNIT(S)

OF TRUST SHARES

1. PLACING A PURCHASE ORDER.

Purchase Orders for Creation Units of Trust Shares may be initiated only on days that the Listing Exchange is open for trading (“Business Days”). Purchase Orders may only be made in whole Creation Units of Shares of each Fund.

The Authorized Participant (“AP”) submitting an order to create shall submit such orders containing the information required by the Transfer Agent in the following manner: (a) in writing transmitted by (i) facsimile or (ii) telex; (b) through Transfer Agent’s electronic order entry system, as such may be made available and constituted from time to time, the use of which shall be subject to the terms and conditions attached hereto as Annex III; or (c) by telephone to the Transfer Agent Representative and the Distributor, as applicable, according to the procedures set forth below. The order so transmitted (either in writing, orally or electronic form) is hereinafter referred to as the “Submission” or the “Purchase Order” as applicable, and the Business Day on which a Submission is made is hereinafter referred to as the “Transmittal Date”. NOTE THAT THE TELEPHONIC METHOD OF SUBMITTING ORDERS IS USED, THE TELEPHONE CALL IN WHICH THE SUBMISSION NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. AN ORDER OR REQUEST IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF THE SUBMISSION.

To begin a telephone Purchase Order, the AP must telephone the Transfer Agent at (718) 315-7500 or such other number as the Distributor or Transfer Agent designates in writing to the AP. This telephone call must be made by an Authorized Person of the AP not later than the closing time of the regular trading session on the Listing Exchange which is ordinarily 4:00 p.m. Eastern Time (“Listing Exchange Closing Time”). Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN Number), Transfer Agent will request that the AP place the Purchase Order. To do so, the AP must provide the appropriate ticker symbols when referring to the Trust. After the AP has placed the Purchase Order, Transfer Agent will read the

Purchase Order back to the AP. The AP then must affirm that the Purchase Order has been taken correctly by Transfer Agent. If the AP affirms that Purchase Order has been taken correctly, Transfer Agent will issue a Confirmation Number to the AP. PLEASE NOTE: A PURCHASE ORDER REQUEST IS NOT COMPLETE UNTIL THE CONFIRMATION NUMBER IS ISSUED BY THE TRANSFER AGENT REPRESENTATIVE. AN ORDER CANNOT BE CANCELED BY THE AP REPRESENTATIVE AFTER THE LISTING EXCHANGE CLOSING TIME. INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. ACCORDINGLY THE AP SHOULD NOT HANG UP AND REDIAL. CALLS THAT ARE IN PROGRESS BY 3:59:59 ARE VALID FOR PROCESSING AND IF OTHERWISE IN ORDER, WILL BE TAKEN SUBMITTED FOR ACCEPTANCE. PLEASE NOTE THAT “IN PROGRESS” IS DEFINED AS AN AP ACTUALLY SPEAKING WITH A TRANSFER AGENT REPRESENTATIVE. CALLS THAT ARE PLACED BEFORE 3:59:59 BUT THAT ARE STILL HOLDING IN QUEUE UNANSWERED AT OR AFTER 4:00 PM WILL NOT BE PROCESSED OR ACCEPTED. INCOMING CALLS RECEIVED AFTER THE LISTING EXCHANGE CLOSES WILL NOT BE ANSWERED. ALL TELEPHONE CALLS WILL BE RECORDED.

2. RECEIPT OF TRADE CONFIRMATION.

Subject to the conditions that a properly completed telephone Purchase Order has been placed by the AP (either on its own or its customer’s behalf) not later than the Listing Exchange Closing Time, the Distributor will accept the Purchase Order on behalf of the Trust and Distributor and will confirm in writing to the AP that its Purchase Order has been accepted by 4:45 p.m. Eastern Standard Time on the Business Day that the Purchase Order is received.

3. QUALITY ASSURANCE.

After a Confirmation Number is issued by the Transfer Agent to the AP, the Transfer Agent will either fax or email a written version of the Purchase Order to the AP. Upon receipt, the AP should immediately telephone Distributor, if the AP believes that the Purchase Order has not been taken correctly by the Transfer Agent. In addition, the Transfer Agent will telephone the AP within 15 minutes of the fax or e-mail to corroborate the Purchase Order.

4. PROCESSING A PURCHASE ORDER.

During the telephone call, the Transfer Agent will request that the AP state that the AP will not own 80% or more of the Shares of the Trust upon execution of the Purchase Order. If the AP is not able to so confirm, the Transfer Agent has the right to not accept the Purchase Order.

5. REJECTING OR SUSPENDING PURCHASE ORDERS.

The Trust or Distributor reserve the absolute right to reject or revoke acceptance of a Purchase Order if (i) the order is not in proper form as determined by the Trustee, the Transfer Agent or Distributor, (ii) the portfolio of Deposit Securities delivered is not as specified by Distributor; (iii) acceptance of the Deposit Securities would have certain adverse tax consequences to the Trust; (iv) the acceptance of the Portfolio Deposit would, in the opinion of counsel, be unlawful; (v) the acceptance of the Portfolio Deposit would otherwise, in the discretion of the Trustee, have an adverse effect on the Trust or the rights of beneficial owners of a Fund; or (vi) circumstances outside the control of the Trust, Distributor or Transfer Agent make it for all practical purposes impossible to process a Purchase Order. The Trustee or the Distributor shall notify the AP of a rejection or revocation of any Purchase Order. The Trustee and Distributor are under no duty, however, to give notification of any defects or irregularities in the delivery of Portfolio Deposits nor shall either of them incur any liability for the failure to give any such notification.

Except as provided herein, all Purchase Orders for Creation Units of Shares of the Trust are irrevocable by the AP. The Trustee acknowledges its agreement to return to the AP or any party for which it is acting any dividend, distribution or other corporate action paid to the Trustee in respect of any Deposit Security that is transferred to the Trust that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the AP or any party for which it is acting.

6. CONTRACTUAL SETTLEMENT

(1) Except as provided below, Deposit Securities must be delivered through the National Securities Clearing Corporation (“NSCC”) to a Depository Trust Company (“DTC”) account maintained at the Trustee on or before the Domestic Contractual Settlement Date (defined below). The AP must also make available on or before the Contractual Settlement Date, by means satisfactory to the Trustee, immediately available or same day funds estimated by the Trustee to be sufficient to pay the Cash Component next determined after acceptance of the

Purchase Order, together with the applicable purchase Transaction Fee. Any excess funds will be returned following settlement of the issue of the Creation Unit of Shares of the Trust. The “Domestic Contractual Settlement Date” is the earlier of (i) date upon which all of the required Deposit Securities, the Cash Component and any other cash amounts which may be due are delivered to the Trustee and (ii) trade date plus two (t+2) Business Days. Except as provided in the next two paragraphs, a Creation Unit of Shares of the Trust will be issued concurrently with the transfer of good title to the Trustee of the portfolio of Deposit Securities through the NSCC’s Continuous Net Settlement (“CNS”) system and the payment of the Cash Component and the purchase Transaction Fee through DTC.

(2) The Trust reserves the right to permit or require the substitution of an amount of cash (i.e., a “cash in lieu” amount) to be added to the Cash Component to replace any Deposit Security with respect to the Trust which may not be available in sufficient quantity for delivery or which may not be eligible for transfer through the CNS Clearing Process, or which may not be eligible for transfer through the systems of DTC and hence not eligible for transfer through the CNS Clearing Process (discussed below) and will be at the expense of the Trust and will affect the value of all Shares of the Trust; but the Trustee, subject to the approval of the Board, may adjust the “Transaction Fee” within the parameters described below to protect ongoing shareholders.

(3) Any settlement outside the CNS Clearing Process is subject to additional requirements and fees as discussed in the Prospectus.

7. CASH PURCHASES

When, in the sole discretion of the Trustee, cash purchases of Creation Units of Shares are available or specified for the Trust, such purchases shall be effected in essentially the same manner as in-kind purchases thereof. In the case of a cash purchase, the AP must pay the cash equivalent of the Deposit Securities it would otherwise be required to provide through an in-kind purchase, plus the same Cash Component required to be paid by an in-kind purchaser. In addition, to offset the Trust’s brokerage and other transaction costs associated with using the cash to purchase the requisite Deposit Securities, the AP must pay a fixed purchase Transaction Fee, plus an additional variable charge for cash purchases, which is expressed as a percentage of the value of the Deposit Securities. The Transaction Fees for in-kind and cash purchases of Creation Units of Shares are described in the Prospectus.

ANNEX II — PART B

TO

PARTICIPANT AGREEMENT

FOR THE BLDRS TRUST

PROCEDURES TO PLACE A REDEMPTION ORDER FOR

CREATION UNIT(S) OF TRUST SHARES

1. PLACING A REDEMPTION ORDER

Redemption Orders for Creation Units of Shares may be initiated only on days that the Listing Exchange is open for trading. Redemption Orders may only be made in whole Creation Units of shares of the Trust.

The AP submitting a request to redeem shall submit such requests containing the information required by to the Transfer Agent in the following manner: (a) in writing transmitted by (i) facsimile or (ii) telex; (b) through Transfer Agent’s electronic order entry system, as such may be made available and constituted from time to time, the use of which shall be subject to the terms and conditions attached hereto as Annex IV; or (c) by telephone to the Transfer Agent Representative, according to the procedures set forth below. The request so transmitted (either in writing, orally or electronic form) is hereinafter referred to as the “Submission” or the “Redemption Order” as applicable, and the Business Day on which a Submission is made is hereinafter referred to as the “Transmittal Date”. NOTE THAT WHEN THE TELEPHONIC METHOD OF REQUESTING A REDEMPTION IS USED, THE TELEPHONE CALL IN WHICH THE REQUEST NUMBER IS ISSUED INITIATES THE REQUEST PROCESS BUT DOES NOT ALONE CONSTITUTE THE REQUEST. A REQUEST IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF THE SUBMISSION.

To begin a telephone Redemption Order, the AP must telephone the Transfer Agent at (718) 315-7500 or such other number as the Distributor or Transfer Agent designates in writing to the AP. This telephone call must be made by an Authorized Person of the AP not later than the closing time of the regular trading session on the Listing Exchange which is ordinarily 4:00 p.m. Eastern Time (“Listing Exchange Closing Time”). Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN Number), Transfer Agent will request that the AP place the Redemption Order. To do so, the AP must provide the appropriate ticker symbols when referring to each Fund. After the AP has placed the Redemption Order, Transfer Agent will read the Redemption Order back to the AP. The AP then must affirm that the Redemption Order has been taken correctly by Transfer Agent. If the AP affirms that Redemption Order has been taken correctly, Transfer Agent will issue a Confirmation Number to the AP. PLEASE NOTE: A REDEMPTION ORDER REQUEST IS NOT COMPLETE UNTIL THE CONFIRMATION NUMBER IS ISSUED BY THE TRANSFER AGENT REPRESENTATIVE. AN ORDER CAN NOT BE CANCELED BY THE AP REPRESENTATIVE AFTER THE LISTING EXCHANGE CLOSING TIME. INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. ACCORIDINGLY THE AP SHOULD NOT HANG UP AND REDIAL. CALLS THAT ARE IN PROGRESS BY 3:59:59 ARE VALID FOR PROCESSING AND IF OTHERWISE IN ORDER, WILL BE TAKEN SUBMITTED FOR ACCEPTANCE. PLEASE NOTE THAT “IN PROGRESS” IS DEFINED AS AN AP ACTUALLY SPEAKING WITH A TRANSFER AGENT REPRESENTATIVE. CALLS THAT ARE PLACED BEFORE 3:59:59 BUT THAT ARE STILL HOLDING IN QUEUE UNANSWERED AT OR AFTER 4:00 PM WILL NOT BE PROCESSED OR ACCEPTED. INCOMING CALLS RECEIVED AFTER THE LISTING EXCHANGE CLOSES WILL NOT BE ANSWERED. ALL TELEPHONE CALLS WILL BE RECORDED.

2. RECEIPT OF CONFIRMATION.

Subject to the conditions that a duly completed Redemption Order is received by the Transfer Agent from the AP on behalf of itself or another redeeming investor by the Listing Exchange Closing Time, the Transfer Agent will accept the Redemption Order on behalf of the Trust and the Transfer Agent and will confirm in writing to the AP that its Redemption Order has been accepted by 4:45 p.m. Eastern Standard Time on the Business Day the Redemption Order is received.

3. QUALITY ASSURANCE.

(a) After a Confirmation Number is issued by the Transfer Agent to the AP, the Transfer Agent will either fax or email a copy of the Redemption Order to the AP. Upon receipt, the AP should immediately telephone the Transfer Agent, if the AP believes that the Redemption Order has not been taken correctly by the Transfer Agent. In addition, the Transfer Agent will telephone the AP within 15 minutes of the fax or e-mail to corroborate the Redemption Order.

(b) In the Redemption Order, the AP will be required to acknowledge its agreement on behalf of itself and any party for which it is acting (whether as a customer or otherwise) to return to the Trust any dividend, distribution or other corporate action paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the AP or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Trust to which the Redemption Order relates. In the Redemption Order, the AP will also be required to acknowledge its agreement on behalf of itself and any party for which it is acting (whether as a customer or otherwise) that the Trust is entitled to reduce the amount of money or other proceeds due to the AP or any party for which it is acting by an amount equal to any dividend, distribution or other corporate action to be paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the AP or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Trust to which the Redemption Order relates.

4. TAKING DELIVERY OF DEPOSIT SECURITIES.

The Deposit Securities constituting in-kind redemption proceeds will be delivered to the appropriate account which must be indicated in the AP’s Standing Redemption Instructions. An Authorized Person of the AP may amend the AP’s Standing Redemption Instructions from time to time in writing to the Transfer Agent and the Trust in a form approved by the Trust. A redeeming Beneficial Owner or the AP acting on behalf of such Beneficial Owner must maintain appropriate securities broker-dealer, bank or other custody arrangements to which account such Deposit Securities will be delivered. Redemptions of Shares for Deposit Securities will be subject to compliance with applicable United States federal and state securities laws.

5. CONTRACTUAL SETTLEMENT.

(1) Except as provided below, the Shares of the Trust must be delivered through the National Securities Clearing Corporation (“NSCC”) to a Depository Trust Company (“DTC”) account maintained at the Trustee on or before the Domestic Contractual Settlement Date (defined below). The Trustee will make available on the Domestic Contractual Settlement Date, the Cash Component next determined after acceptance of the Redemption Order, less the applicable purchase Transaction Fee. The “Domestic Contractual Settlement Date” is the date upon which all of the required Shares must be delivered to the Trustee and, the Deposit Securities, Cash Component less any fees are delivered by the Trustee to the AP (ordinarily trade date plus two (t+2) Business Days). Except as provided in the next two paragraphs, the Deposit Securities representing Creation Units of Shares will be issued concurrently with the transfer of good title to Trustee of the required number of Shares through the NSCC’s Continuous Net Settlement (CNS) system and the delivery of the Cash Component less the purchase Transaction Fee through DTC.

(2) The Trust reserves the right to permit or require the substitution of an amount of cash (i.e., a “cash in lieu” amount ) to be added to the Cash Component to replace any Deposit Security with respect to the Trust which may not be available in sufficient quantity for delivery or which may not be eligible for transfer through the CNS Clearing Process, or which may not be eligible for transfer through the systems of DTC and hence not eligible for transfer through the CNS Clearing Process (discussed below) and will be at the expense of the Fund and will affect the value of all Shares of such Trust; but the Trustee may adjust the Transaction Fee within the parameters described below to protect ongoing shareholders. Any settlement outside the CNS Clearing Process is subject to additional requirements and fees as discussed in the Prospectus.

(3) In the event that the number of Shares is insufficient on the settlement date for Creation Unit(s) of Shares, the Trustee may deliver the Deposit Securities notwithstanding such deficiency in reliance on the undertaking of the AP to deliver the missing Shares as soon as possible, which undertaking shall be secured by such AP’s delivery and maintenance of collateral consisting of cash having a value at least equal to 105% of the value of the missing Shares marked to market daily. The parties hereto further agree that the Trustee may purchase the missing Shares at any time and the AP agrees to accept liability for any shortfall between the cost to the Trust of purchasing such securities and the value of the collateral, which may be sold by the Trust at such time, and in such manner, as the Trustee may determine in its sole discretion.

6. CASH REDEMPTIONS.

In the event that, in the sole discretion of the Trustee, cash redemptions are permitted or required by the Trustee, proceeds will be paid to the AP redeeming Shares on behalf of the redeeming investor as soon as practicable after the date of redemption.

7. STANDING REDEMPTION INSTRUCTIONS.

The Annexes hereto contain the AP’s Standing Redemption Instructions, which includes information identifying the account(s) into which Deposit Securities of each Trust and any other redemption proceeds should be delivered by the Trustee pursuant to a Redemption Order.

ANNEX II — PART C

TO

PARTICIPANT AGREEMENT

FOR THE BLDRS TRUST

BLDRS TRUST FUNDS FLOW PROCESS

This description of the Trust’s funds flow process supplements the Trust’s Prospectus with respect to the procedures to be used by the Distributor and Transfer Agent in processing an order for the creation or redemption of the Trust.

A. The AP is required to have (i) signed an Authorized Participant Agreement for the Trust and (ii) assigned a personal identification number to each Authorized Person that the AP has authorized to act for such AP. This will allow an AP through its Authorized Person(s) to place a creation or redemption order with respect to Shares of the Trust.

B. The AP and Distributor shall implement the “Funds Flow Process” as agreed to by the parties from time to time.

C. Note that trades placed through the NSCC/DTC may only occur on any day that NSCC/DTC is open for business (“NSCC/DTC Business Day”).

FUNDS FLOW PROCESS

ORIGINATOR	ACTIVITY
1. The AP calls on the Transfer Agent recorded number to place a Share Creation and/or Redemption order. These trades are to be placed by 4:00 PM EST on any Listing Exchange Business Day.	1. The Transfer agent greets caller.

2. AP identifies his/her name, the Institution he/she represents, and PIN #.

The AP states the Trust’s name and relevant ticker symbol(s).

AP will identify and list any securities that will not be delivered or received in kind.

AP will make alternate arrangements with the Transfer Agent to deliver or receive the value for those securities that cannot be delivered. AP and Transfer Agent will exchange delivery or receive instructions for any security being delivered outside of the CNS system.

2. The Transfer Agent will confirm the AP’s PIN #.

The Transfer Agent records the PIN # and the order, and provides the AP with an order confirmation number.

The order confirmation constitutes a binding order, which may only be reversed by the Transfer Agent, the Distributor or the Trustee.

AP will make alternate arrangements with the Transfer Agent to deliver or receive the value for those securities that cannot be delivered. AP and Transfer Agent will exchange delivery or receive instructions for any security being delivered outside of the CNS system.

ORIGINATOR	ACTIVITY

3. AP will fax a copy of the order form to the Transfer Agent within 15 minutes from the time the call is made.

The AP will provide, as a part of the order form, a statement confirming that the AP will not be placing trades that would raise the AP’s total holdings to 80% or more of the outstanding Shares of the Trust.

The signed Order Form will be sent as the physical receipt for the AP that the order is confirmed.

The above procedures will be repeated until all orders have been placed by the AP.

The Transfer Agent will receive a copy of the completed order form from the AP faxed within 15 minutes from the time the order is placed.

All orders received from the APs are time stamped by the Transfer Agent at the time the order is placed.

The Distributor will verify that the appropriate disclaimers have been made by the AP and validate the disclaimer by calculating the AP’s position, including the subscriptions requested, to the Shares outstanding.

The Distributor will sign the Order Form and the signed Order Form will be sent as the physical receipt for the AP that the order is confirmed.

4. The AP receives the fax. The AP will assume responsibility for an incorrect trade.

4. The AP will assume responsibility for an incorrect trade and contact the Transfer Agent, if necessary.

If trades are corrected, the Transfer Agent will delete the first trade and reenter the corrected trade. A second affirmation will be faxed to the AP with all trades placed that day. The corrected trade will be coded on the affirmation so that the AP can see the correction.

No corrections will be permitted after 4 p.m.

5. EXCEPTION – International Settlements APs must deliver units for redemption orders no later than Trade Date Plus 1 in order to meet the affirmed order requirements placed the previous day.

*	Times may vary depending on the trade value from APs.

ANNEX III

TO

PARTICIPANT AGREEMENT

FOR THE BLDRS TRUST

THE AP ACCOUNTS

FOR DELIVERY OF DEPOSIT SECURITIES

The accounts into which the BLDRS Trust should deposit the securities constituting the Deposit Securities of each Fund upon redemption by the AP are set forth below:

ANNEX IV

TO

PARTICIPANT AGREEMENT

FOR THE BLDRS TRUST

ORDER ENTRY SYSTEM TERMS AND CONDITIONS

This Annex shall govern use by Authorized Participant of the electronic order entry system for placing Purchase Orders and Redemption Orders for Shares (the “System”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Authorized Participant Agreement (the “AP Agreement”). In the event of any conflict between the terms of this Annex and the main body of the AP Agreement with respect to the placing of Purchase Orders and Redemption Orders, the terms of this Annex shall control.

1. (a) Authorized Participant shall provide to the Transfer Agent a duly executed authorization letter, in a form satisfactory to Transfer Agent, identifying those Authorized Persons who will access the System. Authorized Participant shall notify the Transfer Agent in writing in the event that any person’s status as an Authorized Person is revoked or terminated as soon as possible, in order to give the Transfer Agent a reasonable opportunity to terminate such Authorized Person’s access to the System.

(b) It is understood and agreed that each Authorized Person shall be designated as an authorized user of Authorized Participant for the purpose of the AP Agreement. Upon termination of the AP Agreement, the Authorized Participant’s and each Authorized Person’s access rights with respect to System shall be immediately revoked.

2. Transfer Agent grants to Authorized Participant a personal, nontransferable and nonexclusive license to use the System solely for the purpose of transmitting Purchase Orders and Redemption Orders and otherwise communicating with Transfer Agent in connection with the same. Authorized Participant shall use the System solely for its own internal and proper business purposes. Except as set forth herein, no license or right of any kind is granted to Authorized Participant with respect to the System. Authorized Participant acknowledges that Transfer Agent and its suppliers retain and have title and exclusive proprietary rights to the System. Authorized Participant further acknowledges that all or a part of the System may be copyrighted or trademarked (or a registration or claim made therefor) by Transfer Agent or its suppliers. Authorized Participant shall not take any action with respect to the System inconsistent with the foregoing acknowledgments. Authorized Participant may not copy, distribute, sell, lease or provide, directly or indirectly, the System or any portion thereof to any other person or entity without Transfer Agent’s prior written consent. Authorized Participant may not remove any statutory copyright notice or other notice included in the System. Authorized Participant shall reproduce any such notice on any reproduction of any portion of the System and shall add any statutory copyright notice or other notice upon Transfer Agent’s request.

3. (a) Authorized Participant acknowledges that any user manuals or other documentation (whether in hard copy or electronic form) (collectively, the “Material”), which is delivered or made available to Authorized Participant regarding the System is the exclusive and confidential property of Transfer Agent. Authorized Participant shall keep the Material confidential by using the same care and discretion that Authorized Participant uses with respect to its own confidential property and trade secrets, but in no event less than reasonable care. Authorized Participant may make such copies of the Material as is reasonably necessary for Authorized Participant to use the System and shall reproduce Transfer Agent’s proprietary markings on any such copy. The foregoing shall not in any way be deemed to affect the copyright status of any of the Material which may be copyrighted and shall apply to all Material whether or not copyrighted. TRANSFER AGENT AND ITS SUPPLIERS MAKE NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE MATERIAL OR ANY PRODUCT OR SERVICE, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

(b) Upon termination of the Agreement for any reason, Authorized Participant shall return to Transfer Agent all copies of the Material which is in Authorized Participant’s possession or under its control.

4. Authorized Participant agrees that it shall have sole responsibility for maintaining adequate security and control of the user IDs, passwords and codes for access to the System, which shall not be disclosed to any third party without the prior written consent of Transfer Agent. Transfer Agent shall be entitled to rely on the information received by it from the Authorized Participant and Transfer Agent may assume that all such information was transmitted by or on behalf of an Authorized Person regardless of by whom it was actually transmitted.

5. Transfer Agent shall have no liability in connection with the use of the System, the access granted to the Authorized Participant and its Authorized Persons hereunder, or any transaction effected or attempted to be effected by the Authorized Participant hereunder, except for damages incurred by the Authorized Participant as a direct result of Transfer Agent’s gross negligence or willful misconduct. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT IS HEREBY AGREED THAT IN NO EVENT SHALL TRANSFER AGENT OR ANY MANUFACTURER OR SUPPLIER OF EQUIPMENT, SOFTWARE OR SERVICES BE RESPONSIBLE OR LIABLE FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHICH THE AUTHORIZED P ARTICIP ANT MAY INCUR OR EXPERIENCE BY REASON OF ITS HAVING ENTERED INTO OR RELIED ON THIS AGREEMENT, OR IN CONNECTION WITH THE ACCESS GRANTED TO AUTHORIZED PARTICIPANT HEREUNDER, OR ANY TRANSACTION EFFECTED OR ATTEMPTED TO BE EFFECTED BY AUTHORIZED PARTICIPANT HEREUNDER, EVEN IF TRANSFER AGENT OR SUCH MANUFACTURER OR SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, NOR SHALL TRANSFER AGENT OR ANY SUCH MANUFACTURER OR SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND SUCH PERSON’S REASONABLE CONTROL.

6. Transfer Agent reserves the right to revoke Authorized Participant’s access to the System immediately and without notice upon any breach by the Authorized Participant of the terms and conditions of this Annex.

7. Transfer Agent shall acknowledge through the System its receipt of each Purchase Order or Redemption Order communicated through the System, and in the absence of such acknowledgment Transfer Agent shall not be liable for any failure to act in accordance with such orders and Authorized Participant may not claim that such Purchase Order or Redemption Order was received by Transfer Agent. Transfer Agent may in its discretion decline to act upon any instructions or communications that are insufficient or incomplete or are not received by Transfer Agent in sufficient time for Transfer Agent to act upon, or in accordance with such instructions or communications.

8. Authorized Participant agrees to use reasonable efforts to prevent the transmission through the System of any software or file which contains any viruses, worms, harmful component or corrupted data and agrees not to use any device, software, or routine to interfere or attempt to interfere with the proper working of the Systems.

9. Authorized Participant acknowledges and agrees that encryption may not be available for every communication through the System, or for all data. Authorized Participant agrees that Transfer Agent may deactivate any encryption features at any time, without notice or liability to Authorized Participant, for the purpose of maintaining, repairing or troubleshooting its systems.

ANNEX V

AUTHORIZED PERSONS

Date:

[PARTICIPANT ADDRESS]

Attn: BLDRS Trust Participant Agreement

The Bank of New York Mellon

2 Hanson Place, 12th floor

Brooklyn, NY 11217

Attn: ETF Services

Re:	Authorized Persons for _____________________. under the BDLDRS Trust Participant Agreement (the “Agreement”)

Ladies and Gentlemen:

Pursuant to the Agreement, following are the names and signatures of all Authorized Persons (as defined in the Agreement).

Name	Signature	Phone	Email

Please provide PIN numbers for those listed above.

Very truly yours,

Corp Seal

Name:
Title:

A-19